Exhibit 5.1

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 711 Louisiana Street Suite 2300 Houston, Texas 77002-2770 713.223.2300 Office 713.221.1212 Fax bgllp.com

April 15, 2015

Magnum Hunter Resources Corporation

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-202711) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement contains three prospectuses: (i) a base prospectus (the “Base Prospectus”), (ii) a common stock sales agreement prospectus (the “Common Prospectus”) covering the offering, issuance and sale by Magnum Hunter Resources Corporation of up to a maximum aggregate offering price of $250 million of shares (the “Sales Agreement Common Shares”) of its common stock, par value $0.01 per share (“Common Stock”), that may be offered, issued and sold under a sales agreement to be entered into by the Company and MLV & Co. LLC substantially in the form filed as Exhibit 2.1 to the Registration Statement (the “Sales Agreement”), and (iii) a preferred stock sales agreement prospectus (the “Preferred Prospectus”) covering the offering, issuance and sale by Magnum Hunter Resources Corporation of up to a maximum aggregate offering price of $100 million of shares (the “Sales Agreement Preferred Shares” and together with the Common Shares, the “Sales Agreement Shares”) of its 8.0% Series D Cumulative Preferred Stock that may be issued and sold under the Sales Agreement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), the Common Prospectus and the Preferred Prospectus, provide for the offer and sale of up to $500 million aggregate offering price of any combination of:

•                  shares of Common Stock issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements (the “Base Prospectus Common Shares”);

•                  the Sales Agreement Common Shares;

•                  warrants to purchase Common Stock, Preferred Stock (as defined below) or Debt Securities (as defined below) issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements (the “Warrants”);

•                  shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements (the “Base Prospectus Preferred Shares”);

•                  the Sales Agreement Preferred Shares;

•                  depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”) issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements;

•                  the Company’s senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements; and

•                  guarantees (the “Guarantees”) of the Company’s obligations under the Debt Securities by one or more subsidiaries of the Company identified in the Registration Statement (the “Subsidiary Guarantors”) issuable pursuant to the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements.

The Base Prospectus Common Shares, the Sales Agreement Common Shares, the Warrants, the Base Prospectus Preferred Shares, the Sales Agreement Preferred Shares, the Depositary Shares, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”  The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (defined below), as the case may be.  At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

In connection with the opinion set forth below, we have examined originals or copies of (1) the Registration Statement, (2) the Base Prospectus, the Common Prospectus and the Preferred Prospectus forming a part of the Registration Statement, (3) the Sales Agreement, (4) the forms of the indentures (the “Indentures”) filed as exhibits to the Registration Statement pursuant to which the Senior Debt Securities and the Subordinated Debt Securities will be issued,  (5) the certificate of incorporation and bylaws of the Company and the governing documents of each of the Subsidiary Guarantors, each as amended to the date hereof (the “Governing Documents”), (6) certain resolutions of the Board of Directors, or committees thereof, of the Company, and (7) such other documents and records as we have deemed necessary and relevant for purposes hereof.  In addition, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.             With respect to the Base Prospectus Common Shares, assuming the (a) taking by the Company of all necessary corporate action to approve the issuance of such Base Prospectus Common Shares, the terms of the offering thereof and related matters and (b) due issuance and delivery of such Base Prospectus Common Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Base Prospectus Common Shares will be validly issued, fully paid and nonassessable.

2.             With respect to the Sales Agreement Common Shares, assuming (a) the approval by the Board of Directors of the Company, or a duly constituted and properly acting committee thereof, of the consideration to be received for the issuance of such Sales Agreement Common Shares and (b) the due issuance and delivery of such Sales Agreement Common Shares in accordance with the terms of the Sales Agreement, upon payment (or delivery) of the consideration therefor provided for thereunder, such Sales Agreement Common Shares will be validly issued, fully paid and nonassessable.

3.             With respect to Warrants to be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent, assuming the (a) taking by the Company of all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) due authorization and valid execution and delivery of such Warrant Agreement by the Company and the warrant agent under the Warrant Agreement and (c) due execution, authentication, issuance and delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.

4.             With respect to the Base Prospectus Preferred Shares, assuming the (a) taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of a series of the Base Prospectus Preferred Shares, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of the Base Prospectus Preferred Shares of such series, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Base Prospectus Preferred Shares  of such series will be validly issued, fully paid and nonassessable.

5.             With respect to the Sales Agreement Preferred Shares, assuming (a) the approval by the Board of Directors of the Company, or a duly constituted and properly acting committee thereof, of the consideration to be received for the issuance of such Sales Agreement Preferred Shares and (b) the due issuance and delivery of such Sales Agreement Preferred Shares in accordance with the terms of the Sales Agreement, upon payment (or delivery) of the consideration therefor provided for thereunder, such Sales Agreement Preferred Shares will be validly issued, fully paid and nonassessable.

6.             With respect to Depositary Shares, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to establish the terms of Depositary Shares, (b) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 4 above, (c) the due authorization and valid execution and delivery of a depositary agreement (the “Depositary Agreement”) relating to the Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Receipts”) by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”), (d) the deposit with the Depositary under the applicable Depositary Agreement of the shares of Preferred Stock underlying such Depositary Shares, and (e) the due execution, countersignature, registration and delivery of the Receipts in accordance with the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and legally binding obligations of the Company.

7.             With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of the applicable Indenture by the Company and the trustee thereunder, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to the applicable Indenture, by the Company and the trustee under the applicable Indenture, the due authorization and valid execution and delivery of the applicable Board Resolution by the Company, or the valid execution and delivery of the applicable Officers’ Certificate by duly authorized officers of the Company, in each case, in accordance with the terms of the applicable Indenture, (c) the due qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), of the applicable Indenture, as then and theretofore supplemented, (d) the taking by the Company of all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the due execution, authentication, issuance and delivery of such series of Debt Securities in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Company.

8.             With respect to Guarantees, assuming (a) the authorization, execution and delivery by the Company, if applicable, the Subsidiary Guarantors and the trustee thereunder of any agreement under which such Guarantees are to be issued (the “Guarantee Agreement”), (b) the establishment of the terms of such Guarantees by the Board of Directors or similar governing body of the applicable Subsidiary Guarantor, (c) the execution and delivery of such Guarantees, in conformity with any applicable Guarantee Agreement under which such Guarantees are to be issued and applicable law, by the Subsidiary Guarantors, and (d) the qualification of the Guarantee Agreement under the TIA and the absence of any provision that is unenforceable, such Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with its terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities:

(a)           The Board of Directors of the Company, or a duly constituted and properly acting committee thereof, shall have duly established the terms of such Securities (other than the Guarantees ) and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Securities  in conformity with the applicable Governing Documents of the Company, as amended through such time (subject to the further assumption that such Governing Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Securities takes place in accordance with such authorization).

(b)           The Board of Directors or similar governing body of the applicable Subsidiary Guarantor, or a duly constituted and properly acting committee thereof, shall have duly established the terms of such Guarantees and duly authorized and taken any other necessary corporate, limited liability company or limited partnership action to approve the issuance and sale of such Guarantees in conformity with the applicable Subsidiary Guarantor’s Governing Documents, as amended through such time (subject to the further assumption that the Governing Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Guarantees are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Guarantee takes place in accordance with such authorization).

(c)           The Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, the Indentures will have been qualified under the TIA, and such effectiveness and qualification shall not have been terminated or rescinded.

(d)           Other than with respect to the Sales Agreement Shares, an appropriate Prospectus Supplement will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder.

(e)           All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate prospectus or Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein.

(f)            In the case of the Indentures, a supplemental indenture to any Indenture, a Warrant Agreement, a Depositary Agreement, a Guarantee Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinions rendered herein.

(g)           A definitive purchase, underwriting or similar agreement with respect to the Securities (other than the Sales Agreement Shares) will have been executed and delivered by the Company and the other parties thereto, the consideration for the Securities provided for therein will have been paid, and the Securities will have been issued in accordance with the terms thereof.

(h)           Any Securities issuable upon conversion, exchange or exercise of, or pursuant to the terms of, the Securities will be duly authorized, created and, if appropriate, reserved for issuance.

(i)            Any Certificate of Designation in respect of Preferred Stock will be in conformity with the Governing Documents of the Company and with applicable law.

(j)            The consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 152 and Section 153(a) or (b) of the General Corporation Law of the State of Delaware (the “DGCL”), or (in each case) any successor provision.

(k)           Any supplemental indenture to any Indenture and any Board Resolution and/or any Officers’ Certificate executed and delivered pursuant to any Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the applicable Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the applicable Indenture as then supplemented (including by any such supplemental indenture) and any such Board Resolution and/or Officers’ Certificate.

(l)            The form and terms of such Debt Securities, when established, the form and terms of any Warrants, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of Warrants and Depositary Shares), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Indenture, Depositary Agreement or Guarantee Agreement) in accordance with the terms thereof, will comply with, and will not violate, the Company’s Governing Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

(m)          The form and terms of the Guarantees, when established, the execution and delivery thereof by the applicable Subsidiary Guarantor, and the incurrence and performance of the applicable Subsidiary Guarantor’s obligations thereunder or in respect thereof (including its obligations under any Guarantee Agreement) in accordance with the terms thereof, will comply with, and will not violate, the applicable Subsidiary Guarantor’s Governing Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the applicable Subsidiary Guarantor, or to which the execution and delivery of such Guarantees, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

In addition to the foregoing assumptions, limitations and qualifications set forth above, the enforceability of the Warrants, Depositary Shares, Debt Securities and Guarantees is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a  proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

The foregoing opinions are based on and are limited to the laws of the State of New York, the DGCL and the relevant federal law of the United States of America. We express no opinion with respect to the state securities or Blue Sky laws of any jurisdiction or with respect to the law of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP